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                                                                EXHIBIT 24.1


                         INDEPENDENT AUDITOR'S CONSENT


        We consent to the incorporation by reference in this Amendment Number 1 to Registration Statement Number 333-09719 of EPL Technologies, Inc. of our report dated March 21, 1994 appearing in the Annual Report on Form 10-K/A of EPL Technologies, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



/s/  SCHALLEUR & COMPANY

SCHALLEUR & COMPANY
Blue Bell, PA

October 10, 1996